UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

ACREAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)
Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

450 LEXINGTON AVENUE, #3308 NEW YORK, NEW YORK, 10163, UNITED STATES
(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class E subordinate voting shares	ACRHF	OTC Markets Group Inc.

Class D subordinate voting shares	ACRDF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2021, a subsidiary of Acreage Holdings, Inc. (the “Company” of “Acreage”) entered into a Loan Sale and Assignment Agreement (the “Agreement”) with Viridescent Realty Trust, Inc., an entity controlled by the Chairman of the Board of Directors of Acreage (“Viridescent”). Pursuant to the terms of the Agreement, the Company sold to Viridescent $28.0 million in promissory notes receivable (the “Notes”) that it received as consideration for the previously announced sale of its Acreage Florida subsidiary to Red White and Bloom Brands, Inc (CSE:RWB)(OTCQX:RWBYF) for total cash proceeds of $26.0 million.  This represents the upper range of the estimated fair market value of the Notes as determined by an independent financial advisor retained by Acreage to consider the fair market value of the Notes. No additional fees or commission were paid related to the sale of the Notes.

Of the proceeds from the sale of the Notes to Acreage, $21.0 million will be used to repay IP Investment Company, LLC (“IP Investment”) as part of a loan transaction previously announced. Acreage borrowed this amount from IP Investment in order to post collateral in a Credit Agreement with SAFB Harmony LP, as agent for certain lenders (the “SAFB Credit Agreement”), also previously announced. The collateral, which is held in a restricted account, will be released to repay the SAFB Credit Agreement and also result in the return of approximately $1.0 million to the Company.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	Loan Sale and Assignment Agreement dated June 11, 2021, by and between High Street Capital Partners, LLC and Viridescent Realty Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACREAGE HOLDINGS, INC.

Date: June 16, 2021	/s/ Steve Goertz
Steve Goertz
Chief Financial Officer